UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: May 22, 2015 (Date of earliest event reported)
DigitalTown, Inc. (Exact name of registrant as specified in its charter)

MN (State or other jurisdiction of incorporation)	000-27225 (Commission File Number)	411427445 (IRS Employer Identification Number)

11974 Portland Ave, Burnsville (Address of principal executive offices)		55337 (Zip Code)
952-890-2362 (Registrant's telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On May 22, 2015, the Registrant entered into an employment agreement with Robert Monster, its CEO.  The term of the Agreement is one year, and the agreement provides compensation of $240,000 per year and a stock award of 3,312,811 shares of common stock of the Registrant.  Payments of cash and stock will be made monthly.

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors appointed James B. Parsons to the Board of Directors effective May 22, 2015.  There have been no transactions between Mr Parsons and the Registrant during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K that have not already been reported on Form 10-K.

There are no family relationships between Mr. Parsons and any officer or director of the Company.

Following is a brief description of Mr Parsons’ business experience:

James B. Parsons

James B. Parsons is Managing Partner of Parsons/Burnett/Bjordahl/Hume, LLP, a law firm with offices in Bellevue and Spokane, Washington.  He has been in practice for 35 years, emphasizing securities, both public and private, and general corporate law.  He is a member of the Washington State Bar Association Securities Law Committee of the Business Law Section, and past Chair of the Northwest Securities Law Institute.  He served as past President and member of the Board of Eastside Legal Assistance Program, serving the legal needs of low income citizens.  He is a graduate of the University of Puget Sound and Lewis and Clark Law School, where he served on the Moot Court Board.

SIGNATURES

Dated: May 26, 2015	DIGITALTOWN, INC By: /s/ Jeffrey Mills Jeffrey Mills, Member of the Board of Directors